Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items
72DD, 73A, 74U and 74V correctly,
the correct answers are as follows:


Evergreen Alabama Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	$42,877		0.18		175,395		9.49
Class B	$2,076		0.15		14,337		9.49
Class C	$22,294		0.15		137,083		9.49
Class I	$553,419	0.20		2,660,019	9.49



Evergreen High Income Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	4,857,589	0.25		18,016,332	8.92
Class B	871,756		0.21		3,795,227	8.92
Class C	654,472		0.21		2,809,471	8.92
Class I	2,237,179	0.26		5,203,967	8.92



Evergreen North Carolina Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	1,117,877	0.19		5,897,813	9.72
Class B	91,147		0.16		559,952		9.72
Class C	80,116		0.16		484,567		9.72
Class I	8,515,716	0.21		38,160,479	9.72



Evergreen Georgia Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	 539,654	0.20		2,684,524	9.33
Class B	 132,818	0.16		765,371		9.33
Class C	 42,191		0.16		245,943		9.33
Class I	2,207,480	0.21		9,175,852	9.33



South Carolina Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	934,748		0.20		4,095,509	9.50
Class B	121,531		0.16		697,489		9.50
Class C	89,074		0.16		534,039		9.50
Class I	4,447,359	0.21		18,336,570	9.50



Maryland Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A 359,347         0.21            1,654,909        10.47
Class B  67,888         0.17              370,053        10.47
Class C  42,123         0.17              246,558        10.47
Class I 729,028         0.22            2,864,832        10.47



Evergreen Virginia Municipal Bond Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,063,513	0.20	         5,207,040	9.44
Class B	   150,049	0.16	           873,845	9.44
Class C	     33,148	0.16	           204,328	9.44
Class I	2,808,240	0.21	        11,388,048	9.44